                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement number 333-06729 on Form S-4 of Zapata Corporation of our report dated March 6, 1996, appearing in the Annual Report on Form 10-K of Houlihan's Restaurant Group, Inc. for the year ended December 25, 1995 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP

Kansas City, Missouri

August 13, 1996